UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

Moelis & Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36418	46-4500216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 4th Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 883-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On March 9, 2023, Moelis & Company (the “Company”) announced the appointment of Elizabeth Crain to Vice Chair and the promotion of Kate Pilcher Ciafone to Chief Operating Officer, both effective October 1, 2023.

Biographical Information for Elizabeth Crain

Ms. Crain is a Co-Founder and has served as our Chief Operating Officer since 2007. Ms. Crain served as a director of our Company from July 2018 to April 2021. Ms. Crain has been in the investment banking and private equity industries for almost 35 years as a banker, principal and operating executive. Prior to founding our Company, Ms. Crain worked at UBS from 2001 to 2007, where she was most recently a Managing Director in the UBS Investment Bank Office of the CEO and President, Manager of the Investment Bank Client Committee, a member of the Investment Bank Board, and previously Chief Operating Officer and Chief Administrative Officer of the UBS Investment Banking Department Americas franchise. Before joining UBS, Ms. Crain was in the private equity industry from 1997 to 2001. She began her career in investment banking in 1988 at Merrill Lynch.

Ms. Crain is a Director Nominee to the Nokia Corporation (NYSE: NOK) and serves on the Board of Directors of Exscientia Ltd. (NASDAQ: EXAI), the Graduate Executive Board of The Wharton School and the Board of Trustees of The Windward School. Ms. Crain holds a B.S. from Arizona State University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Biographical Information for Kate Pilcher Ciafone

Ms. Ciafone is a Co-Founder and has served as the Chief Operating Officer of Investment Banking at Moelis & Company since August 2019. Ms. Ciafone previously served as Head of Business Management at Moelis & Company from May 2015 to August 2019. Ms. Ciafone previously held a number of other leadership roles at Moelis & Company since the Company’s inception in 2007. Ms. Ciafone has over 20 years of experience in the investment banking industry both as a banker and as an operating executive. Prior to Moelis & Company, Ms. Ciafone worked at UBS from 2002 to 2007 in various roles, most recently in the office of the CEO and President at UBS Investment Bank where she helped analyze growth opportunities and develop strategy for the firm. She began her career as an investment banker in the Financial Institutions Group at UBS where she advised clients on mergers and acquisitions and raising equity and debt financing.

Ms. Ciafone serves on the Board of Directors of MA Financial Group Limited (ASX: MAF) and is a David Rockefeller Fellow through the Partnership for New York City. Ms. Ciafone holds a B.S. in Commerce with distinction from The McIntire School of Commerce at the University of Virginia.

Item 7.01	Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release announcing the appointments described above.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release of Moelis & Company dated March 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

Date: March 9, 2023	By:	/s/ Osamu Watanabe
	Name:	Osamu Watanabe
	Title:	General Counsel and Secretary